SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement             / /Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                FIserv, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                             Edward P. Alberts
                 ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     5)  Total fee paid:

         -----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

         -----------------------------------------------------------------------
     4)  Date Filed:

                                     Fiserv

                                255 Fiserv Drive
                          Brookfield, Wisconsin 53045





February 27, 1996



To our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of FIserv, Inc., which will be held at our Corporate Offices at 10:00 a.m. on Thursday, March 21, 1996, in the Corporation's Education Center located on the second floor.

Information about the meeting and the matters on which the shareholders will act is set forth in the formal Notice of Meeting and Proxy Statement on the following pages. Following these matters, management will present a current report on the activities of the Corporation. At the meeting, we will welcome your comments on or inquiries about the business of FIserv that would be of interest to shareholders generally.

At your earliest convenience, please review the information on the business to come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Thank you for your prompt attention to this matter.


Sincerely,


/S/ GEORGE D. DALTON

George D. Dalton
Chairman and
Chief Executive Officer

                                       Fiserv

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD MARCH 21, 1996

                                 CUSIP # 337738-10-8

To the Shareholders of FIserv:

The Annual Meeting of Shareholders of FIserv, Inc. will be held at the Corporate Offices on Thursday, March 21, 1996, at 10:00 a.m., Central Standard Time, for the following purposes:

     1. to elect three Directors to serve for a three-year term expiring in 1999;

     2.   to  consider and act upon  a proposal to  reappoint Deloitte &  Touche
          LLP,  Milwaukee,  Wisconsin,  as  the  independent  auditors  of   the
          Corporation and subsidiaries for 1996;

     3. to consider and act upon a proposal to adopt an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of the Company's Common Stock from 75,000,000 to 150,000,000;

     4. to consider and act upon a proposal to adopt an amendment to the Company's Articles of Incorporation to change the name of the Company from FIserv, Inc. to Fiserv, Inc.;

     5. to consider and act upon a proposal to amend and restate the FIserv, Inc. Non-Qualified Stock Option Plan, among other things, to increase the number of shares of Common Stock reserved for issuance under the FIserv, Inc. Stock Option Plan by 4,000,000 shares and to provide for the inclusion of incentive stock options under said Plan; and

     6. to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 12, 1996, as the record date for determining shareholders entitled to notice of the meeting and to vote.

By Order of the Board of Directors


/S/ CHARLES W. SPRAGUE

Charles W. Sprague
Secretary
February 27, 1996


YOUR VOTE IS IMPORTANT.  THE PROXY STATEMENT  IS INCLUDED WITH THIS NOTICE.   TO
VOTE YOUR STOCK, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS ATTENDING THE MEETING MAY WITHDRAW THEIR PROXIES AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                PROXY STATEMENT

THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on or about February 27, 1996, to the holders of record as of February 12, 1996, of Common Stock, $.01 par value per share ("Common Stock"), of FIserv, Inc. (the "Corporation" or the "Company") in connection with the solicitation by the Board of Directors of a Proxy in the enclosed form for the Annual Meeting of Shareholders to be held at the Corporate Offices, 255 Fiserv Drive, Brookfield, Wisconsin 53045, on March 21, 1996, or at any and all adjournments thereof. Pursuant to the Wisconsin Business Corporation Law, a shareholder may revoke a writing appointing a proxy either by giving notice to the Corporation in writing or in open meeting. The cost of soliciting the proxy will be borne by the Corporation.

PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (i) electing three Directors to serve for a three-year term expiring in 1999; (ii) considering and acting upon a proposal to reappoint Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Corporation and subsidiaries for 1996; (iii) considering and acting upon a proposal to increase the number of authorized shares of the Corporation's Common Stock from 75,000,000 to 150,000,000; (iv) considering and acting upon a proposal to change the name of the Corporation from FIserv, Inc. to Fiserv, Inc.; (v) considering and acting upon a proposal to amend and restate the FIserv, Inc. Non-Qualified Stock Option Plan, among other things, to increase the number of shares of Common Stock reserved for issuance under the Plan by 4,000,000 shares and to provide for the inclusion of incentive stock options under the Plan; and (vi) transacting such other business as may properly come before the meeting.

     The persons named as proxies in the enclosed Proxy have been selected by the Board of Directors and will vote shares represented by valid Proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote to (i) elect as Directors for their respective terms the nominees listed on Pages 2 and 3; (ii) to reappoint Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent public accountants of the Corporation and subsidiaries for 1996;
(iii) to increase the number of authorized shares of the Corporation's Common Stock from 75,000,000 to 150,000,000; (iv) to change the name of the Corporation from FIserv, Inc. to Fiserv, Inc.; and (v) to amend and restate the FIserv, Inc. Non-Qualified Stock Option Plan, among other things, to increase the number of shares of Common Stock reserved for issuance under the Plan by 4,000,000 shares and to provide for the inclusion of incentive stock options under the Plan. All of the nominees for Director are presently members of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to vote in favor of the election of such nominee or nominees will be voted for such other person as the Board of Directors may recommend.

     The Corporation has no knowledge of any other matters to be presented to the meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

VOTING SECURITIES

     As of January 22, 1996, the Corporation had outstanding and entitled to vote at the meeting 44,887,613 shares, of which all are Common Stock. All of these shares are to be voted as a single class, and each of the shares is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights with respect to Common Stock, with the result that holders of a majority of the Common Stock may elect all the Corporation's Directors. The Board of Directors has fixed the close of business on February 12, 1996, as the record date for determining shareholders entitled to notice of the meeting and to vote.


     The following table sets forth information furnished to the Corporation as of December 31, 1995 with respect to each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation's Common Stock.

NAME AND ADDRESS                     AMOUNT AND NATURE OF      PERCENT
OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP      OF CLASS
--------------------                 --------------------      ---------
Donald F. Dillon                          2,607,473              5.6%
1345 Old Cheney Rd.
Lincoln, NE 68512

The shares of Common Stock listed in the foregoing table are owned beneficially with sole voting and investment power.

     The following table sets forth information furnished to the Corporation as of December 31, 1995, with respect to the beneficial ownership by each Director and nominee, certain named executive officers and by all present Directors and executive officers as a group of the Corporation's Common Stock. Each person on the following table disclaims beneficial ownership of shares owned by one's spouse, minor children or other relatives.

DIRECTORS AND                        NUMBER OF SHARES OF COMMON     PERCENT
EXECUTIVE OFFICERS                   STOCK BENEFICIALLY OWNED (1)   OF CLASS
-------------------                  ----------------------------   --------
George D. Dalton                     499,023                            1.1%
Leslie M. Muma                       457,694                            *
Donald F. Dillon                     2,607,473                          5.6
Kenneth R. Jensen                    343,299                            *
Bruce K. Anderson                    257,432                            *
Gerald J. Levy                       41,502                             *
L. William Seidman                   15,550                             *
Thekla R. Shackelford                3,050                              *
Roland D. Sullivan                   37,498                             *
Frank R. Martire                     199,312                            *
Norman J. Balthasar                  237,225                            *
All Directors and executive
   officers as a group (15 persons)  5,064,073                         10.9%
* Less than 1%

(1)  Includes 232,460 shares which are subject to outstanding options which  are
exercisable within  60 days  after December  31, 1995.   The  percentages  shown
assume exercise of such options.

     Beneficial ownership of each of the shares of Common Stock listed in the foregoing table is comprised of either sole voting power and sole investment power, or voting power and investment power that is shared with the spouse of the Director or Executive Officer.

1.  NOMINEES FOR THE BOARD OF DIRECTORS

     The nominees for election as members of the Board of Directors, with information furnished to the Corporation by them as of January 31, 1996, are as follows:

Nominee for three-year term expiring in 1999:
     LESLIE M. MUMA (age 51) has been a Director of the Corporation since it was established in 1984, and was named Vice Chairman of the Board of Directors in May 1995. From 1971 to 1984, Mr. Muma was the President of one of the Corporation's predecessors, Data Management Resources, Inc., a wholly-owned subsidiary of Freedom Savings & Loan Association, Tampa, Florida. Mr. Muma has over 30 years of data processing experience. He also serves as a Director of MGIC Investment Corporation.
     Principal Occupation: Vice Chairman of the Board of Directors of the Corporation, President and Chief Operating Officer of the Corporation.


Nominee for three-year term expiring in 1999:
     DONALD F. DILLON (age 55) was named Vice Chairman of the Board of Directors of the Corporation in May 1995. In 1976, Mr. Dillon and an associate founded a turnkey software company--Information Technology, Inc. ("ITI")--which has grown to become a leading national provider of banking software and services. ITI was acquired by FIserv in May 1995, and Mr. Dillon continues in his position as Chairman and President of the ITI organization. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce in Lincoln, Nebraska, most recently as Senior Vice President heading the bank's Information Management Division. Mr. Dillon has over 29 years of experience in the financial and data processing industries. He also serves as Secretary of the Board of Trustees and Executive Committee Member for Doane College in Crete, Nebraska, and is a Member of the Board of Trustees for the University of Nebraska and a Member of the University of Nebraska's Directors Club.
     Principal Occupation: Vice Chairman of the Board of Directors of the Corporation; Chairman and President, Information Technology, Inc.

Nominee for three-year term expiring in 1999:
     GERALD J. LEVY (age 63) has been a Director of the Corporation since March 31, 1986. He is known nationally through his involvement in various financial industry memberships and organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank in various capacities, including President and Chief Executive Officer from 1973 to the present. He also serves as Director of Guaranty Bank, S.S.B., Guaranty Financial Mutual Holding Corp., and Financial Institution Insurance Group, Ltd.
     Principal Occupation: Chairman and Chief Executive Officer of Guaranty Bank, S.S.B. in Milwaukee, Wisconsin, since 1984.

Continuing Members of the Board of Directors

     Continuing members of the Board of Directors, with information furnished to the Corporation by them as of January 31, 1996, are as follows:

Continuing term expiring in 1997:
     GEORGE D. DALTON (age 67) has been Chairman of the Board of Directors of the Corporation since it was established in 1984. From 1964 to 1984, Mr. Dalton was President of one of the Corporation's predecessors, First Data Processing, Inc., a subsidiary of First Bank System, Inc. Mr. Dalton has over 40 years of data processing experience. He also serves as a Director of ARI Network Services, Inc.
     Principal Occupation: Chairman of the Board of Directors, Chief Executive Officer of the Corporation.

Continuing term expiring in 1997:
     BRUCE K. ANDERSON (age 55) has been a Director of the Corporation since it was founded in 1984. Mr. Anderson's background includes working extensively with information technology companies like the Corporation. He also serves as a Director of Comdata Holdings Corporation, Genicom Corporation, Broadway & Seymour, Inc. and several private companies.
     Principal Occupation: General partner of the sole general partners of numerous Welsh, Carson, Anderson & Stowe partnerships.
Mr. Anderson has indicated his intention to resign from the Board of Directors effective March 21, 1996.

Continuing term expiring in 1997:
     L. WILLIAM SEIDMAN (age 74) has been a Director of the Corporation since February 1992. Mr. Seidman became Chairman of the Federal Deposit Insurance Corporation on October 21, 1985, and Chairman of the Resolution Trust Corporation in 1989. He held these positions until October 21, 1991. From 1982 to 1985, he was Dean of the College of Business at Arizona State University,
Tempe, Arizona. From 1977 to 1982, he was Vice Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman was President Gerald Ford's Assistant for Economic Affairs from 1974 to 1977. From 1968 to 1974, he was Managing Partner of Seidman & Seidman, Certified Public Accountants. He served as Chairman (1970) and Director of the Detroit Branch of the Federal Reserve Bank of Chicago from 1966 to 1970. He was also Special Assistant for Financial Affairs to Michigan Governor George Romney from 1963 to 1966.
     Principal Occupation: Chief Commentator for CNBC-TV; and Publisher of Bank Director magazine.


Continuing term expiring in 1998:
     KENNETH R. JENSEN (age 52) has been Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and a Director of the Corporation since it was established in 1984. He became Senior Executive Vice President of the Corporation in 1986. In 1983, Mr. Jensen was Chief Financial Officer of SunGard Data Systems, Inc. (a computer services company). From 1968 to 1982, Mr. Jensen was a founder and Chief Financial Officer of Catallactics Corporation (a financial services company), and from 1974 to 1980 was also Chief Financial Officer of Market Research Corporation of America. Mr. Jensen has over 30 years of experience in the data processing industry.
     Principal Occupation: Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Corporation.

Continuing term expiring in 1998:
     ROLAND D. SULLIVAN (age 76) has been a Director of the Corporation since July 15, 1986. Mr. Sullivan was the Myers Regents Professor of Management at St. Johns University from 1983 to 1990. He has an extensive background in strategic planning and management, and is known throughout the financial industry. From 1938 to 1983, Mr. Sullivan served First Bank System, Inc. in various capacities, including Vice President - Strategic Information Systems and Technology Planning; Executive Vice President of Research and Planning - First Computer Corporation (a subsidiary of First Bank System). Since 1991, Mr. Sullivan has been associated with Sendero Corporation, a wholly owned subsidiary, most recently as Chairman and Chief Executive Officer. As of January 1995, he also serves as Midwest Region Executive, Savings & Community Bank Group of the Corporation.
     Principal Occupation: Chairman and Chief Executive Officer, Sendero Corporation, and Midwest Region Executive, Savings & Community Bank Group of the Corporation.

Continuing term expiring in 1998:
     THEKLA R. SHACKELFORD (age 61) was appointed a Director of the Corporation in November 1994. Ms. Shackelford is an Educational Consultant and served as President of the national professional association for educational consultants in 1987-88. Prior to that, she was Director of Development of the Buckeye Boys Ranch in Columbus, Ohio. She is currently serving as Chairman of the I KNOW I CAN scholarship board in Columbus and is on the boards of Banc One Corporation, Wendy's International and Sundance Broadcasting, Inc. Ms. Shackelford is the recipient of numerous awards for community service and educational achievements.
     Principal Occupation:  Educational Consultant.

BOARD OF DIRECTORS AND MANAGEMENT COMMITTEE MEETINGS

     During the year ended December 31, 1995, there were four regular meetings of the Corporation's Board of Directors. There were six special meetings of the Corporation's Board of Directors. All of the regular meetings held by the Board of Directors were fully attended, except that Ms. Shackelford was unable to attend one regular meeting. There were also four meetings of the Corporation's Management Committee during the year, all of which were fully attended.

     During 1995, Messrs. Anderson, Levy and Seidman and Ms. Shackelford received $17,500, $18,500, $18,800 and $17,800, respectively, for their services on the Board of Directors. In addition, Directors who are not executive officers received options to acquire 250 shares of the Company's Common Stock at market price on the date of grant for each regular meeting attended, and 10,000 shares following the 1995 Annual Meeting. There are presently two standing committees of the Board of Directors, the Audit Committee and the Compensation Committee, the members of which consist of all Directors who are not executive officers. Meetings of these committees are held in conjunction with regular meetings of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") in 1995 have been timely filed with the exception of the late filing by Mr. Rockafellow, Executive Vice President, President - First Trust Corporation, of one Form 4 reporting the sale of Common Stock.


EXECUTIVE COMPENSATION
The following table sets forth in summary form all compensation, as defined in regulations of the Commission, paid or accrued by the Corporation and its subsidiaries during each of the three years ended December 31, 1995 to each of its five highest paid executive officers whose aggregate cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                           Annual Compensation
             (a)                    (b)      (c)      (d)       (e)    (g)       (i)
                                                                              All Other
                                                                               Compen-
                                                                     Options  sation ($)
Name and Principal Position         Year  Salary ($) Bonus ($) Other Granted      <2>
George D. Dalton                    1995   525,000    90,000    <1>   61,763  10,500
Chairman of the Board,              1994   460,000   100,000    <1>   65,813  10,500
Chief Executive Officer             1993   390,000    85,000    <1>   60,750  16,289

Leslie M. Muma                      1995   475,000    80,000    <1>   53,663  10,500
Vice Chairman of the Board,         1994   410,000    90,000    <1>   57,038  10,500
President, Chief Operating Officer  1993   340,000    80,000    <1>   52,734  16,289

Kenneth R. Jensen                   1995   370,000    60,000    <1>   41,175  10,500
Senior Executive Vice President,    1994   325,000    80,000    <1>   43,875  10,500
Director, CFO and Treasurer         1993   275,000    65,000    <1>   40,500  16,289

Norman J. Balthasar                 1995   255,000    67,000    <1>    6,600   7,500
Group Executive                     1994   235,000    31,340    <1>    5,850   7,500
Management Committee Member         1993   215,000    15,000    <1>    8,157   9,214

Frank R. Martire                    1995   275,000    31,000    <1>            4,500
Group Executive                     1994   255,000    45,988    <1>            7,500
Management Committee Member         1993   230,000   150,000    <1>  118,125   9,214

<1>  Less than aggregate amount required to be reported
<2>  Represents Company contributions to 401(k) plan; 1995 is estimated

Norman J. Balthasar (age 49) was named Group Executive - Savings & Community Bank Group on January 1, 1995. He previously had been President of FIserv Division I since September 1990, and is a member of the Corporation's Management Committee. From 1983 to 1991, he was associated with FIserv Tampa, Inc., most recently as President.

Frank R. Martire (age 48) was named Group Executive - Bank & Credit Union Group on January 1, 1995. He previously had been President of FIserv Division III since April 1, 1991, and is a member of the Corporation's Management Committee. From 1983 to 1991, he was associated with Citicorp Information Resources, Inc., most recently as Chairman.


OPTION GRANTS IN LAST FISCAL YEAR
The following tables set forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to options granted and exercised during the year ended December 31, 1995 under the Corporation's stock option plans, together with the number of options outstanding as of December 31, 1995.

                                                                  Potential Realizable
                                                                  Value at Assumed
                                                                  Rates of Stock Price
                                                                  Appreciation for
                                 Individual Grants                Option Term(1)
       (a)                (b)        (c)       (d)        (e)         (f)     (g)

                                 % of total
                                   options
                                 granted to  Exercise
                        Options   employees   price    Expiration
Name                    granted    in year  ($/share)     date      5% ($)   10% ($)
George D. Dalton         61,763    14.02      21.81    2/8/05      847,250   2,147,099
Leslie M. Muma           53,663    12.18      21.81    2/8/05      736,136   1,865,514
Kenneth R. Jensen        41,175     9.35      21.81    2/8/05      564,829   1,431,387
Norman J. Balthasar       6,600     1.50      21.81    2/8/05       90,537   229,439
Frank R. Martire              0

(1) The amounts in these columns are the result of calculations at the 5% and 10% rates set by the Commission and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The Corporation chose not to use an alternative formula for a grant date valuation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

       (a)                  (b)            (c)          (d)           (e)

                           Number                                  Value of
                         of shares                   Number of    unexercised
                          acquired                  unexercised  in-the-money
                             on           Value      options at   options at
Name                      exercise    realized ($)    year-end   year-end ($)
George D. Dalton         127,574     2,091,063        127,777      1,549,908 Exercisable
                                                      126,361      1,270,462 Unexercisable

Leslie M. Muma            57,037       918,401        164,480      2,421,269 Exercisable
                                                      109,654      1,102,338 Unexercisable

Kenneth R. Jensen         43,875       706,469        126,360      1,859,824 Exercisable
                                                       84,240        846,971 Unexercisable

Norman J. Balthasar       11,812       218,914         99,239      2,072,792 Exercisable
                                                       14,685        154,168 Unexercisable

Frank R. Martire          15,000       256,944        157,125      2,131,363 Exercisable
                                                       72,562        946,061 Unexercisable


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for establishing compensation for the Corporation's Chief Executive Officer, President and Chief Operating Officer and its Senior Executive Vice President and Chief Financial Officer (the "Executives"). In so doing, the Committee has developed and implemented compensation policies and programs which seek to enhance the long-term profitability of the Corporation, thereby contributing to the value of shareholders' investment.

     In addition to annual cash compensation, the Committee establishes criteria pursuant to which the Executives may also qualify for the award of options to acquire the Corporation's Common Stock at a price equal to market value on the date of grant. Awards are based 75% on growth in earnings per share ("EPS") and 25% on revenue growth. If revenue growth percentage exceeds that for EPS, the EPS growth percentage will replace revenue growth percentage in determining awards. The range of growth used to calculate awards is from 10% to 25% and the maximum annual award to any executive is 100,000 shares, which the proposed amendment and restatement would raise to 300,000 shares.

     In the event that the Corporation's shareholders adopt the proposal to amend the Corporation's Non-Qualified Stock Option Plan to permit the issuance of incentive stock options, such options would also be available for issuance to the Executives. The Corporation currently has no plans to issue incentive stock options.

     Based upon the Corporation's performance over the past five years when compared to companies comprising the S&P 500 and its S&P industry group, it appears that the level of executive compensation is commensurate with that which is being paid to senior executives by other companies in similar businesses.

     Committee Members:    Bruce K. Anderson, Chairman
                           Gerald J. Levy
                           L. William Seidman
                           Thekla R. Shackelford


COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG FISERV, INC., S&P 500 INDEX, AND S&P 500 COMPUTER SOFTWARE AND SERVICES INDEX

                                                           COMPUTER
MEASUREMENT PERIOD                            S&P         SOFTWARE &
(FISCAL YEAR COVERED)      FISERV, INC.    500 INDEX    SERVICES INDEX
---------------------      ------------    ---------    --------------
MEASUREMENT PT-12/31/90      $100            $100            $100

FYE 12/31/91                 $182            $130            $152
FYE 12/31/92                 $183            $140            $181
FYE 12/31/93                 $209            $155            $230
FYE 12/31/94                 $233            $157            $272
FYE 12/31/95                 $325            $215            $383

     Assume $100 invested on December 31, 1990, in each of Company Common Stock, S&P 500 Index and Industry Index and the reinvestment of all dividends paid during the five-year period ending December 31, 1995.

2.  INDEPENDENT AUDITORS

     Deloitte & Touche LLP, Milwaukee, Wisconsin, has been proposed for reappointment as the Corporation's independent auditors for the year ending December 31, 1996, pursuant to the recommendation of the Board of Directors. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm's audit of the Corporation's financial statements and records for the year ended December 31, 1995.

     The Board of Directors recommends that shareholders vote FOR the proposal.


3.  PROPOSED INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     The Articles of Incorporation of the Corporation presently authorize the issuance of 75,000,000 shares of Common Stock, of which 44,887,613 were outstanding as of January 22, 1996, and 2,434,350 shares were reserved as of such date for issuance upon the exercise of options issued by the Corporation. Consequently, only 27,678,037 shares of Common Stock are available to be used for any other purposes, including stock splits. Therefore, the Board of Directors has proposed an increase in the number of authorized shares of Common Stock from 75,000,000 to 150,000,000.

     Except for shares reserved for issuance upon the exercise of stock options, none of the shares of Common Stock which would be authorized if this proposal is adopted by the shareholders have been earmarked for any specific purpose, but any future issuance of such shares could be authorized by the Board of Directors without obtaining shareholder approval.

     The approval of a majority of the outstanding shares of Common Stock entitled to vote on the amendment is required to adopt the amendment to the Articles of Incorporation.

     The Board of Directors recommends a vote FOR the proposed increase in authorized shares of Common Stock.

4.  PROPOSAL TO CHANGE THE NAME OF THE CORPORATION

     Presently, the legal name of the Corporation is FIserv, Inc., whereas in most correspondence, marketing materials, and similar items the name "Fiserv, Inc." (with a lower case "i") is used. It is therefore proposed that the name of the Corporation be changed to Fiserv, Inc.

     The approval of a majority of the outstanding shares of Common Stock entitled to vote on the amendment is required to adopt the amendment to the Articles of Incorporation.

     The Board of Directors recommends a vote FOR the proposed change in the name of the Corporation.

5.  EMPLOYEE BENEFIT STOCK PLANS

     The Corporation currently has three employee benefit stock plans pursuant to which eligible employees, officers and directors of the Corporation may
acquire shares  of Common  Stock:   the  Non-Qualified  Stock Option  Plan,  the
Incentive Stock Option Plan and the Restricted Stock Purchase Plan. If the shareholders approve the proposed amendment to and restatement of the Corporation's Non-Qualified Stock Option Plan (which will then be referred to as the "Fiserv, Inc. Stock Option Plan"), this Plan will become the Corporation's principal stock-related employee benefit plan. There are presently 20,280 options outstanding under the Incentive Stock Option Plan. Because the period during which options under the Incentive Stock Option Plan may be granted has expired, the Corporation is unable to award additional options under this Plan. Although the Corporation has no current intention of issuing incentive stock options in the foreseeable future, if the proposed amendment to the Non-Qualified Stock Option Plan is approved, it would provide the flexibility to grant incentive stock options ("ISOs") under that Plan. There has been no activity in the Corporation's Restricted Stock Option Plan for several years, and there is no present intention to award shares under this Plan.

     On February 27, 1996, the Board of Directors of the Corporation adopted, subject to shareholder approval at the Annual Meeting of Shareholders, amendments to the FIserv, Inc. Non-Qualified Stock Option Plan (the "Plan") which will be renamed the "Fiserv, Inc. Stock Option Plan" that, among other things, will increase by 4,000,000 shares the number of shares of Common Stock reserved for issuance under the Plan and provide for the issuance of ISOs. The Plan is designed to provide an incentive to key employees of the Corporation and to offer an additional inducement in obtaining the services of such persons. It also serves as an inducement to non-employee Directors of the Corporation who may be awarded options to purchase 250 shares of Common Stock under the Plan for each meeting the non-employee Director attends and 10,000 options each time he or she is elected to the Corporation's Board of Directors.


     The following summary of certain material features of the Plan, as it is proposed to be amended, does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement. All references to the Plan contained in this summary are references to the Plan as proposed to be amended.

      Shares Subject to the Plan and Eligibility

     The Plan authorizes the grant of options to purchase shares of Common Stock (subject to adjustment as provided below) to employees (including officers and directors who are employees) and non-employee Directors of the Corporation. Upon expiration, cancellation or termination of unexercised options granted under the Plan, the shares of Common Stock subject to such options will again be available for the grant of options under the Plan.

      Type of Options

     Options granted under the  plan may be either  ISOs, within the meaning  of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options which do not qualify as ISOs ("NQSOs").

      Administration

     The Plan is administered by a committee of the Board of Directors (the "Committee") consisting of at least three members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and also an "outside director" within the meaning of Section 162(m) of the Code. The Committee members are currently those persons listed on page 7.

     Among other things, the Committee is empowered to determine in accordance with various Plan provisions: (i) the persons to whom options are granted; (ii) the times on which options are granted; (iii) whether an option will be an ISO or a NQSO; (iv) the number of shares of Common Stock subject to a particular option and the option price therefor; (v) the term of each option; (vi) the time and conditions under which an option may be exercised in whole or in part; (vii) the form of consideration that may be used by the optionee to purchase shares upon exercise of any option; (viii) whether shares issued upon the exercise of an option are subject to certain restrictions or to repurchase by the Corporation; (ix) whether to accelerate the exercise date of any option; (x) any applicable withholding; (xi) the fair market value of shares of the Common Stock subject to an option; (xii) subject to certain conditions, whether to cancel or modify an option with the consent of the optionee; and (xiii) any other terms and conditions of the option not otherwise inconsistent with the provisions of the Plan. The Committee is also authorized to interpret the terms of the Plan and to adopt regulations relating to the Plan that are not inconsistent with the terms of the Plan. The determination of the Committee with respect to such matters is conclusive and binding.

      Terms and Conditions of Options

     Options granted under the Plan are subject to, among other things, the following terms and conditions:

     (a) The option price of an option (other than an option granted to a non-employee Director) shall be fixed by the Committee, except that in the case of an ISO, the option price cannot be less than the fair market value of the shares subject to the option on the date it is granted. In the event that the optionee owns or is deemed to own 10% of the voting power of the Corporation's shares, then the exercise price of the option may not be less than 110% of the fair market value of the shares on the date it is granted.

     (b) Options are not transferable during the optionee's lifetime, and during his or her lifetime may only be exercised by the optionee.

     (c) Options (other than options granted to non-employee Directors) may be granted for terms determined by the Committee, except that the term of an ISO may not exceed ten years (five years if the optionee owns or is deemed to own more than 10% of the voting power of the Corporation's shares).


     (d) Each non-employee Director is granted an option to purchase 250 shares following each Board meeting which he or she attends. In addition, following each annual meeting at which he or she is elected a Director of the Corporation, the non-employee Director will be granted an option to purchase 10,000 shares. The term of each non-employee Director option is ten years, and the option price is the fair market value of the underlying shares on the date of grant. The option becomes exercisable ratably over the first five years, subject to acceleration in the event that the non-employee Director is terminated as a Director within 36 months following the acquisition by a person or group of persons of beneficial ownership of more than 50% of the outstanding Capital Stock of the Corporation. Notwithstanding the foregoing, if the holder ceases to be a Director of the Corporation for any reason, the option may not be exercised more than 30 days after the date he or she ceases to be a Director.

     (e) Appropriate arrangements may be specified with respect to any federal, state, local or other tax withholding which is required in connection with the options.

     (f) The maximum number of shares for which options may be granted to a person in any fiscal year is 300,000. The aggregate fair market value of shares with respect to which ISOs may be granted to a person which are exercisable for the first time during any calendar year may not exceed $100,000. Any option granted in excess of such amount is treated as a NQSO.

     (g) No fractional shares of Common Stock may be exercised or acquired under the Plan.

      Adjustments in the Event of Capital Changes

     In the event the number of shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events, the number and kind of shares of stock and the price per share subject to the unexercised portion of any option, the number and kind of shares of stock subject to the Plan and the maximum number of shares which may be granted to a person in any fiscal year is to be appropriately adjusted by the Board of Directors.

      Duration and Amendment of the Plan

     No ISO may be granted under the Plan after February 27, 2006. The Board of Directors may amend the Plan from time to time, except that without majority shareholder approval no amendment may increase the maximum number of shares with respect to which options may be granted under the Plan (except in the case of the events for which adjustment authority has been granted to the Board of Directors as described above), materially increase the benefits accruing to optionees under the Plan or change the eligibility requirements for optionees.

     Federal Income Tax Treatment

     The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all the special rules, including special rules relating to optionees subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or ISO.

     Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Corporation will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Proposed legislation, if adopted, would treat long-term capital gain even more favorably.


     Upon the  exercise of  an  ISO, the  optionee  will not  recognize  taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Corporation will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Corporation will generally be entitled to deduct such amount.

     In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax.

     The approval of a majority of outstanding shares of Common Stock entitled to vote is required to approve the amendment and restatement of the Fiserv, Inc. Stock Option Plan.

     The Board of Directors recommends that shareholders vote FOR the proposal.

1996 SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Shareholders is expected to be October 11, 1996.

ANNUAL MEETING

     The Annual Report of the Corporation for the year ended December 31, 1995, will be mailed to each shareholder on or about February 27, 1996. The Corporation's Annual Report on Form 10-K, filed by the Corporation with the Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of Common Stock of the Corporation on the record date for the annual meeting of shareholders.

     Requests and inquiries should be addressed to Mr. Charles W. Sprague.






                                                       /S/ CHARLES W. SPRAGUE
BY THE ORDER OF THE
BOARD OF DIRECTORS                                     CHARLES W. SPRAGUE
FEBRUARY 27, 1996                                      SECRETARY